Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report of American Greetings Corporation (the “Corporation”) on Form 10-Q as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), each of the undersigned certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

A signed original of this written statement required by Section 906 has been provided to American Greetings Corporation and will be retained by American Greetings Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: October 15, 2003

/s/ Zev Weiss

Zev Weiss
Chief Executive Officer

/s/ Robert P. Ryder

Robert P. Ryder
Senior Vice President and Chief Financial Officer

33